Exhibit 24

WACHOVIA CORPORATION
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr., and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of shares of the Corporation’s Class A Preferred Stock and/or depositary shares thereof into which shares of Wachovia Preferred Funding Corp. preferred securities are exchangeable, and to sign any and all amendments to such Registration Statements.

Name	Capacity

/s/ L.M. BAKER, JR. L.M. Baker, Jr.	Chairman and Director

/s/ G. KENNEDY THOMPSON G. Kennedy Thompson	President and Chief Executive Officer and Director

/s/ ROBERT P. KELLY Robert P. Kelly	Senior Executive Vice President and Chief Financial Officer

/s/ DAVID M. JULIAN David M. Julian	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ F. DUANE ACKERMAN F. Duane Ackerman	Director

/s/ JOHN D. BAKER, II John D. Baker, II	Director

/s/ JAMES S. BALLOUN James S. Balloun	Director

/s/ ROBERT J. BROWN Robert J. Brown	Director

/s/ PETER C. BROWNING Peter C. Browning	Director

/s/ JOHN T. CASTEEN, III John T. Casteen, III	Director

/s/ WILLIAM H. GOODWIN, JR. William H. Goodwin, Jr.	Director

/s/ ROBERT A. INGRAM Robert A. Ingram	Director

/s/ MACKEY J. MCDONALD Mackey J. McDonald	Director

/s/ JOSEPH NEUBAUER Joseph Neubauer	Director

/s/ LLOYD U. NOLAND, III Lloyd U. Noland, III	Director

Name	Capacity

/s/ RUTH G. SHAW Ruth G. Shaw	Director

/s/ LANTY L. SMITH Lanty L. Smith	Director

/s/ JOHN C. WHITAKER, JR. John C. Whitaker, Jr.	Director

/s/ DONA DAVIS YOUNG Dona Davis Young	Director

Dated: August 20, 2002
Charlotte, North Carolina